Exhibit 2

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)

British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

ISSUER DETAILS			FOR QUARTER ENDED			DATE OF REPORT
NAME OF ISSUER			Y	M	D	Y	M	D
UNILENS VISION INC.			02	12	31	03	02	28

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.			ISSUER TELEPHONE NO.

VANCOUVER	B.C.	V6C 2V6	727-545-1883			1-800-446-2020

CONTACT PERSON		CONTACT’ POSITION				CONTACT TELEPHONE NO.

MICHAEL J. PECORA		INVESTOR RELATIONS				1-800-446-2020

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
michael.pecora@unilens.com		www.unilens.com

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“William D. Baxter”	William D. Baxter	03	02	28

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D
“Alfred W. Vitale”	Alfred W. Vitale	03	02	28

UNILENS VISION INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Prepared by Management)

DECEMBER 31, 2002

(expressed in U.S. dollars)

	December 31, 2002	June 30, 2002
ASSETS
CURRENT
Cash	$161,494	$380,348
Accounts receivable	451,557	486,942
Inventories	746,485	537,880
Prepaid expenses	11,910	14,395

	1,371,446	1,419,565

CAPITAL ASSETS	114,370	128,920
OTHER ASSETS	160,740	212,394

	$1,646,556	$1,760,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT
Accounts payable and accrued liabilities	$616,303	$621,417
Current portion of long-term debt	3,641,157	3,641,157

	4,257,460	4,262,574
LONG-TERM DEBT	1,266,627	1,185,081

	5,524,087	5,447,655

SHAREHOLDERS’ EQUITY
Share capital	27,367,615	27,367,615
Cumulative translation adjustment	9,554	8,694
Deficit	(31,254,700)	(31,063,085)

	(3,877,531)	(3,686,776)

	$1,646,556	$1,760,879

Approved by the Directors:

Director: signed	“Alfred W. Vitale”

Director: signed	“William D. Baxter”

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2002

(expressed in U.S. dollars)

	Three Months Ended December 31, 2002	Three Months Ended December 31, 2001	Six Months Ended December 31, 2002	Six Months Ended December 31, 2001
INCOME
Sales	$681,236	$788,820	$1,531,766	$1,697,590
Cost of sales	427,599	499,598	951,391	1,073,554

	253,637	289,222	580,375	624,036

EXPENSES
Sales and marketing	196,329	166,751	352,447	346,919
Administration	145,688	161,127	285,443	301,018
Research and development	16,974	17,648	34,459	35,876
Interest on long-term debt	51,273	51,457	102,705	103,021

	410,264	396,983	775,054	786,834

Loss from operations	156,627	107,761	194,679	162,798

Other income - net	(1,306)	23	(3,064)	(1,424)

Loss for the period	155,321	107,784	191,615	161,374

Deficit, beginning of period	31,099,379	30,888,001	31,063,085	30,834,412

Deficit, end of period	$31,254,700	$30,995,785	$31,254,700	$30,995,785

Loss per share	$0.04	$0.03	$0.05	$0.04

Weighted average number of shares outstanding	3,838,815	3,838,815	3,838,815	3,838,815

UNILENS VISION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - Prepared by Management)

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2002

(expressed in U.S. dollars)

	Three Months Ended December 31, 2002	Three Months Ended December 31, 2001	Six Months Ended December 31, 2002	Six Months Ended December 31, 2001
CASH PROVIDED (USED) BY:

OPERATING ACTIVITIES
Loss for the period	$(155,321)	$(107,784)	$(191,615)	$(161,373)
Adjustments to reconcile to net cash provided (used) by operating activities:
Amortization	31,569	33,560	63,721	73,031
Amortization of discount on long-term debt	40,773	38,854	81,546	81,546

	(82,979)	(35,370)	(46,348)	(6,796)
Net change in non-cash working capital items:	(139,804)	67,610	(156,724)	59,958

	(222,783)	32,240	(203,072)	53,162

INVESTING ACTIVITY
Purchase of capital and other assets	(2,002)	(7,563)	(15,822)	(15,841)

INCREASE (DECREASE) IN CASH	(224,785)	24,677	(218,894)	37,321
Effect of exchange rate changes on cash	(24)	(570)	40	(2,023)
CASH, BEGINNING OF PERIOD	386,303	374,970	380,348	363,779

CASH, END OF PERIOD	$161,494	$399,077	$161,494	$399,077

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$—	$21,476	$—	$21,476

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

DECEMBER 31, 2002

(expressed in U.S. dollars)

The accompanying financial statements for the interim period ended December 31, 2002 (the “Interim Period”) are prepared on the basis of accounting principles generally accepted in Canada, conform in all material respects with accounting principals generally accepted in the United States and are unaudited, but in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for fair presentation of the financial position, operations, and changes in financial results of the Interim Period. The financial statements for the Interim Period are not necessarily indicative of the results to be expected for the full year. The financial statements do not contain the detail or footnote disclosure concerning accounting policies and other matters which would be included in full year financial statements, and therefore should be read in conjunction with the Company’s audited financial statements for the year ended June 30, 2002. Additional information concerning the Company is contained in schedules B and C to its quarterly report for the Interim Period on BC Form 51-901F.

1.	SHARE CAPITAL

	Six Months Ended December 31, 2002		Six Months Ended December 31, 2001
	Number of shares	Amount	Number of shares	Amount
Common shares issued and outstanding
Balance, beginning and end of period	3,838,815	$27,367,615	3,838,815	$27,367,615

Incentive Stock Options and Warrants

The following table describes the number of shares, exercise price, and expiry dates of the share purchase options and share purchase warrants that were outstanding at December 31, 2002:

	Number of Shares	Exercise Price		Expiry Date
Options	190,000 30,000 50,000 80,000	$	Cdn. 0.25 Cdn. 0.25 Cdn. 0.25 Cdn. 0.25	May 6, 2006 August 23, 2005 October 12, 2006 Nov. 18, 2007
Warrants	Nil	$

2.	CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31, 2002	Three Months Ended December 31, 2001	Six Months Ended December 31, 2002	Six Months Ended December 31, 2001
Net change in non- cash working capital items:
Accounts receivable	$3,508	$100,549	$39,909	$49,042
Inventories	(120,671)	12,098	(208,605)	34,430
Other assets	7,925	16,959	12,205	27,735
Accounts payable	(30,566)	(61,996)	(233)	(51,249)

	$(139,804)	$67,610	$(156,724)	$59,958

UNILENS VISION INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited - Prepared by Management)

DECEMBER 31, 2002

(expressed in U.S. dollars)

3.	LONG-TERM DEBT

During 1989, the Company acquired substantially all of the assets that comprise its business through an Asset Purchase Agreement. The purchase price for the business and its assets was $6,000,000 to be paid with $500,000 down and $250,000 per year, increasing at a rate of five percent per year. The Company recorded the assets and the obligation net of imputed interest. The Company defaulted on the obligation in 1992 and 1993 and, as a result of pending litigation, the Company entered into a Settlement and Forbearance Agreement with its creditor, Competitive Technologies, Inc. This agreement established a payment schedule to cure the delinquent payments; however, it stipulated that in the event of default by the Company, all amounts owed through date of default would be due in accordance with the original debt agreement. Although the Company made certain of the payments required by the Settlement and Forbearance Agreement, it subsequently continued to default on the loan and during 1994 began negotiations with Competitive Technologies, Inc. for relief with respect to the debt. Negotiations ceased during 1996 and no demand for payment has been made since then. The note is reflected on the consolidated balance sheets at its gross amount of $4,711,875, less unamortized discounts of $254,091, even though management of the Company believes the note as recorded will not be paid.

Also included in the current portion of long-term debt is $450,000 in connection with a non-revolving term note, payable to a Swiss financial institution, which was due January 31, 1995. The note is collateralized by the assets of the Company.

4.	COMPARATIVE FIGURES

Certain of the prior period comparative figures have been reclassified to conform with the presentation adopted for the current period.

QUARTERLY AND YEAR END REPORT BC FORM 51-901F (previously Form 61)

British Columbia Securities Commission

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the Securities Act. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6729), PO Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393

ISSUER DETAILS			FOR QUARTER ENDED			DATE OF REPORT
NAME OF ISSUER			Y	M	D	Y	M	D
UNILENS VISION INC.			02	12	31	03	02	28

ISSUER ADDRESS
920-800 WEST PENDER STREET

CITY/	PROVINCE	POSTAL CODE	ISSUER FAX NO.			ISSUER TELEPHONE NO.

VANCOUVER	B.C.	V6C 2V6	727-545-1883			1-800-446-2020

CONTACT PERSON		CONTACT’ POSITION				CONTACT TELEPHONE NO.

MICHAEL J. PECORA		INVESTOR RELATIONS				1-800-446-2020

CONTACT EMAIL ADDRESS		WEB SITE ADDRESS
michael.pecora@unilens.com		www.unilens.com

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D

“William D. Baxter”	William D. Baxter	03	02	28

DIRECTOR’S SIGNATURE	PRINT FULL NAME	DATE SIGNED
		Y	M	D

“Alfred W. Vitale”	Alfred W. Vitale	03	02	28

UNILENS VISION INC.

SUPPLEMENTARY INFORMATION

SCHEDULE “B”

DECEMBER 31, 2002

(expressed in U. S. dollars)

1.	a) DEFERRED COSTS, EXPLORATION AND DEVELOPMENT EXPENDITURES

No deferred costs were recorded during the six months ended December 31, 2002.

b) GENERAL ADMINISTRATIVE EXPENSES AND COST OF SALES

General and Administrative Expense:

Administration, sales and marketing expenses for the six months ended December 31, 2002 were:

	Sales and Marketing	Administration
Consulting fees	$52,386	$56,616
Bad debts	—	13,200
Depreciation and amortization	439	36,029
License, taxes and regulatory fees	—	31,404
Office, insurance and supplies	9,586	93,976
Professional fees	—	16,810
Promotion and advertising	118,821	—
Rental and utilities	828	153,051
Travel and entertainment	16,053	13,131
Wages and benefits	76,436	151,922
Allocated expenses	77,898	(280,696)

	$352,447	$285,443

Cost of Sales:

Cost of Sales for the six months ended December 31, 2002 were:

Payroll and Benefits		$439,320
Raw materials and Supplies		275,864
Allocations and Other Expenses		236,207

		$951,391

c) AGGREGATE AMOUNT OF EXPENDITURES MADE TO PARTIES NOT AT ARM’S LENGTH TO THE ISSUER

During the six months ended December 31, 2002 the Company incurred $1,920 (2001 - $960) in fees to a director and officer.

2.	a) SECURITIES ISSUED IN THE QUARTER

No securities were issued during the quarter ended December 31, 2002.

b) OPTIONS GRANTED IN THE QUARTER

Name	Grant Date	Expiry Date	Number of Shares	Exercise Price
Alfred W. Vitale	Nov 18, 2002	Nov 18, 2007	25,000	$0.25 Cdn.
Michael Pecora	Nov 18, 2002	Nov 18, 2007	20,000	$0.25 Cdn.
Adrian Lupien	Nov 18, 2002	Nov 18, 2007	20,000	$0.25 Cdn.
Charlotte Couecou	Nov 18, 2002	Nov 18, 2007	15,000	$0.25 Cdn.

UNILENS VISION INC.

SUPPLEMENTARY INFORMATION

SCHEDULE “B”

DECEMBER 31, 2002

(expressed in U. S. dollars)

3.	a) AUTHORIZED CAPITAL AS AT DECEMBER 31, 2002

See Note 1 to the consolidated financial statements for the six months ended December 31, 2002.

b) OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES AS AT DECEMBER 31, 2002

See Note 1 to the consolidated financial statements for the six months ended December 31, 2002.

c) SHARES IN ESCROW OR SUBJECT TO POOLING AS AT DECEMBER 31, 2002

None

d) DIRECTORS AND OFFICERS AS AT DECEMBER 31, 2002

Alfred W. Vitale, President and Director

Nick Bennett, Director

William D, Baxter, Director

William S. Harper, Secretary

UNILENS VISION INC.

MANAGEMENT DISCUSSION

SCHEDULE “C”

DECEMBER 31, 2002

(Expressed in U. S. Dollars)

OPERATING ACTIVITIES

During the six months ended December 31, 2002 (the “Current Period”) the Company reported a increase in net loss of $30,242 as compared to the six months ended December 31, 2001 (the “Prior Period”) primarily due to a 9.8% ($165,824) decline in sales, which was partially offset by a 1.1% increase in gross margin percentage. The Company’s sales declined due to strong competition associated with moulded disposable and frequent replacement lenses marketed by several of the Company’s competitors as well as an expected decrease in sales of the Companies lathe-cut products by the new frequent replacement soft multifocal lens (C•Vue) launched in September of 2002. The decline in sales was partially offset by the recognition of $37,400 in royalty income during the quarter ending December 31, 2002 as a result of the October 2001 license agreement between Bausch and Lomb and the Company. Under the terms of the license agreement the Company will receive a quarterly royalty on Bausch and Lomb’s worldwide sales of products utilizing the Unilens design technology. The Company also markets its technology directly, in a frequent replacement multifocal lens under the C-Vue brand to eye care professionals in the United States. Early reports on the field performance of the C•Vue multifocal has been favourable, and the Company plans on increasing multifocal revenue in the current fiscal year as compared to the previous fiscal year through aggressive marketing of the C•Vue lens. Gross margin increased from 36.8% in the Prior Period to 37.9% in the Current Period primarily due to the recognition of royalty revenue for the quarter partially offset by the decline of some of the Company’s higher margin lathe-cut products. Sales and marketing expenses for the Current Period, as compared to the Prior Period, increased primarily due the costs associated with the distribution of C•Vue promotional lens.

Investor relations are done internally and consist of responding to inquiries from potential investors and stockholders as well as the dissemination of company news and information.

FINANCING ACTIVITIES

The Company recorded a negative cash flow from operating activities of $203,072 during the Current Period. The Company anticipates investing approximately $250,000 in inventory and promotional fitting lenses during the current fiscal year to support the launch of the new frequent replacement multifocal lens (C•Vue). Based on current revenue projections, the Company anticipates returning to positive cash flow by fiscal year end.

During 1994 the Company defaulted on its long-term debt obligation owing to Competitive Technologies, Inc. (“Competitive’). Negotiations with Competitive for relief of the Company’s debt began in mid 1994 and ceased in 1996. Since 1996, no demand for payment has been received from Competitive, nor has Competitive instituted or threatened any collection, legal, or other action against the Company. The debt is reflected on the Company’s consolidated balance sheet at its gross amount of $4,711,875 less the unamortized discount of $254,091, even though the Company believes the note will not be paid as recorded. In addition to this note payable, the Company has a debt payable to a related party in the amount of $450,000 that is past due. No payment has been made by the Company on the past due amount nor has the related party instituted or threatened any collection, legal, or other action against the Company.

The Company estimates that it may require additional financing in order to meet its commitments during the current fiscal year and beyond. However, there can be no assurance that the Company will be able to make any such arrangements or that the terms of any arrangements it is able to make will be favourable to the Company. If the Company is unable to obtain adequate funding to meet its commitments, the Company may be required to severely curtail or even cease its activities. Should future events place the Company in this position, there can be no assurance that the Company will be able to continue to operate or to meet its ongoing obligations.